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                                                                    EXHIBIT 23.7


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our report dated July 30, 1999, on the financial statements of Crown Fiber Communications, Inc. as of and for the year ended December 31, 1998 included in this Form 8-K of Quanta Services, Inc. It should be noted that we have not audited any financial statements of Crown Fiber Communications, Inc. subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

BABUSH, NEIMAN, KORNMAN & JOHNSON, LLP

Atlanta, Georgia
November 12, 1999